SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2003

Cooperative Computing, Inc.

(Exact name of Registrant as specified in charter)

Delaware	333-49389	94-2160013
(State or other jurisdiction	(Commission file number)	(I.R.S. employer
of incorporation)		identification no.)

804 Las Cimas Parkway, Suite 200
Austin, Texas 78746
(Address of principal executive offices)

Registrants’ telephone number, including area code: (512) 328-2300

ITEM 5. Other Events and Regulation FD Disclosure.

     On May 29, 2003, Cooperative Computing, Inc. (the “Company”) issued a press release announcing its plan to offer $175 million of senior notes due 2011 to certain institutional investors in a transaction that is exempt from the registration requirements of the Securities Act of 1933. Additionally, the Company announced that it intends to promptly launch a tender offer for any and all of its $100 million outstanding 9% senior subordinated notes due 2008. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

99.1	Press Release dated May 29, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPERATIVE COMPUTING, INC

Date: May 29, 2003	By:	/s/ GREG PETERSEN

Greg Petersen Senior Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated May 29, 2003